SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Three-Five Systems, Inc.

(Name of Registrant as Specified In Its Charter)

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if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
VOTING AND OTHER MATTERS
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL TO AMEND OUR AMENDED AND RESTATED 1993 STOCK OPTION PLAN
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
OTHER MATTERS

THREE-FIVE SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 2, 2003

     The Annual Meeting of Stockholders of Three-Five Systems, Inc., a Delaware corporation, will be held at 9:00 a.m., on Friday, May 2, 2003, at our corporate headquarters at 1600 North Desert Drive, Tempe, Arizona, for the following purposes:

     1.     To elect directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

     2.     To approve an amendment to our amended and restated 1993 stock option plan to grant discretion to the plan administrator to extend the period during which options may be exercised.

     3.     To ratify the appointment of Deloitte & Touche LLP as the independent auditors of our company for the fiscal year ending December 31, 2003.

     4.     To transact such other business as may properly come before the meeting or any adjournment thereof.

     These items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 21, 2003 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder of record attending the meeting may vote in person even if he or she previously has returned a proxy.

Sincerely,

/s/ Jeffrey D. Buchanan

Tempe, Arizona	Jeffrey D. Buchanan
March 27, 2003	Secretary

THREE-FIVE SYSTEMS, INC.
1600 North Desert Drive
Tempe, Arizona 85281

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

     The enclosed proxy is solicited on behalf of Three-Five Systems, Inc., a Delaware corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held on Friday, May 2, 2003 at 9:00 a.m., or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying meeting notice. The meeting will be held at our corporate headquarters, 1600 North Desert Drive, Tempe, Arizona.

     These proxy solicitation materials were first mailed on or about March 31, 2003 to all stockholders entitled to vote at the meeting.

Voting Securities and Voting Rights

     Stockholders of record at the close of business on March 21, 2003, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 21,286,039 shares of our common stock, $0.01 par value per share.

     The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding constitutes a quorum for the transaction of business at the meeting. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting. Assuming that a quorum is present, the seven persons receiving the largest number of “for” votes of common stock of our company present in person or represented by proxy at the meeting and entitled to vote (a plurality) will be elected directors. Assuming that a quorum is present, the affirmative vote of a majority of the shares of common stock of our company present in person or represented by proxy at the meeting and entitled to vote is required (1) for approval of the amendment to our amended and restated 1993 stock option plan, and (2) for the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of our company for the year ending December 31, 2003.

     Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Voting of Proxies

     When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (1) “for” the election of the nominees set forth in this proxy statement, (2) “for” approval of the amendment to our amended and restated 1993 stock option plan, and (3) “for” the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of our company for the year ending December 31, 2003.

Revocability of Proxies

     Any person giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Solicitation

     We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or telegram, without additional compensation.

Annual Report and Other Matters

     Our 2002 Annual Report to Stockholders, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the “Compensation Committee Report on Executive Compensation,” “Report of the Audit Committee,” and “Performance Graph” below shall not be deemed “filed” with the Securities and Exchange Commission, or the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

     We will provide upon written request, without charge to each stockholder of record as of the record date, a copy of our Annual Report on Form 10-K for the year ended December 31, 2002 as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our company’s Secretary at our executive offices set forth in this proxy statement.

ELECTION OF DIRECTORS

Nominees

     Our certificate of incorporation and bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors or stockholders. All directors are elected at each annual meeting of our stockholders for a term of one year and hold office until their successors are elected and qualified.

     A board of seven directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of our company. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

     The Board of Directors recommends a vote “for” the nominees listed below.

     The following table sets forth certain information regarding the nominees for directors of our company:

Name	Age	Position Held

David C. Malmberg	60	Chairman of the Board

Jack L. Saltich	59	President, Chief Executive Officer, and Director

Jeffrey D. Buchanan	47	Executive Vice President, Chief Financial Officer, Secretary, Treasurer, and Director

Thomas H. Werner	42	Director

David P. Chavoustie	59	Director

Murray A. Goldman	65	Director

Henry L. Hirvela	51	Director

     David C. Malmberg has been a director of our company since April 1993 and Chairman of the Board since April 1999. Mr. Malmberg is a private investor and management consultant. Mr. Malmberg serves as the Chairman of the Board of Kontron Mobile Computers, Inc., a public company serving the military and public safety markets; as Chairman of the Board of Sagebrush Corporation, a private company serving over 25,000 public schools; and as a member of the board of directors of PPT/Vision, Inc., a public company that designs and manufactures vision-based inspection systems. Before resigning in May 1994, Mr. Malmberg spent 22 years at National Computer Systems, Inc., including 13 years as its President and Chief Operating Officer.

     Jack L. Saltich has been a director and the President and Chief Executive Officer of our company since July 1999. Mr. Saltich also serves as a member of the board of directors of Immersion Corp., a public company that develops, licenses and markets haptic technology and products, and a member of the board of directors of Vitex Systems, Inc., a private company that commercializes transparent ultra-barrier films for use in flat panel displays. Mr. Saltich served as Vice President of Advanced Micro Devices from May 1993 until July 1999; as Executive Vice President of Applied Micro Circuits Corp. from January 1991 until March 1993; and as Vice President of VLSI from July 1988 until January 1991. Mr. Saltich held a variety of executive positions for Motorola from July 1971 until June 1988. These positions included serving as an Engineering Manager from May 1974 until January 1980, an Operations Manager from January 1980 until May 1982, a Vice President and Director of the Bipolar Technology Center from May 1982 until June 1986, and a Vice President and Director of the Advanced Product Research and Development Laboratory from June 1986 until June 1988.

     Jeffrey D. Buchanan has been a director and the Executive Vice President of our company since July 1998; Chief Financial Officer and Treasurer since June 1996; and Secretary since May 1996. Mr. Buchanan served as our Vice President – Finance, Administration, and Legal from June 1996 until July 1998 and as our Vice President – Legal and Administration from May 1996 until June 1996. Mr. Buchanan served from June 1986 until May 1996 as a business lawyer with O’Connor, Cavanagh, Anderson, Killingsworth & Beshears, where his practice emphasized mergers and acquisitions, joint ventures, and taxation. Mr. Buchanan was associated with the international law firm of Davis Wright Tremaine from 1984 to 1986. Mr. Buchanan is a member of the Arizona and Washington state bars and passed the certified public accounting examination in 1983.

     Thomas H. Werner has been a director of our company since March 1999. Mr. Werner has served as Chief Executive Officer of Silicon Light Machines, Inc., a subsidiary of Cypress Semiconductor, since June 2001. Mr. Werner was Vice President and General Manager for the Business Connectivity Group of 3Com Corporation from October 1998 until May 2001. Mr. Werner was Vice President of the Manufacturing Personal Communication Division of U.S. Robotics, which 3Com Corporation acquired in June 1997. Mr. Werner also served in various positions at Oak Frequency Control, a manufacturer of telecommunications components, most recently as President of the Networks Group, from February 1994 until January 1996.

     David P. Chavoustie has been a director of our company since January 2000. Mr. Chavoustie has served since April 1998 as Executive Vice President of Sales and Marketing of ASML, a manufacturer of lithography equipment used to manufacture semiconductors. From April 1992 until March 1998, Mr. Chavoustie held several positions with Advanced Micro Devices, Inc., a semiconductor company, including Vice President/General Manager Customer Specific Products Division, Vice President/General Manager Embedded Processor Division, and Vice President Worldwide Sales/Marketing – Vantis (a wholly owned subsidiary of AMD). From 1985 to 1992, Mr. Chavoustie held various positions with VLSI Technology, Inc., an ASIC semiconductor company, including Sales Director, Vice President Sales and Corporate Marketing, and Senior Vice President/General Manager ASIC Products. From 1974 to 1984, Mr. Chavoustie held various sales positions with Advanced Micro Devices, including area sales – Southeast United States, regional sales manager, and district sales manager – Upstate New York.

     Murray A. Goldman has been a director of our company since October 2000. Dr. Goldman has served as the Chairman of the Board of Directors of Transmeta since November 1998. Dr. Goldman served as Chief Executive Officer for Transmeta from October 2001 to April 2002, and as a business advisor to Transmeta from March 1997 to November 1998. From July 1969 to January 1997, Dr. Goldman was employed by Motorola, where he held a variety of positions, most recently as Executive Vice President and Assistant General Manager of the Semiconductor Products Sector. Dr. Goldman also serves on the boards of several privately held companies. Dr. Goldman holds a B.S. in electrical engineering from the University of Pittsburgh and an M.S. and a Ph.D. in electrical engineering from New York University.

     Henry L. Hirvela has been a director of our company since February 2003. Mr. Hirvela has served as President of Phoenix Management Partners LLC since May 2000. From April 1996 to March 2000, Mr. Hirvela served as Vice President and Chief Financial Officer of Allied Waste Industries, Inc. He served as Vice President and Chief Financial Officer of Power Computing Corporation from September 1995 to March 1996 and as Vice President – Treasurer of Browning-Ferris Industries, Inc. from April 1988 to September 1995. Mr. Hirvela held various positions with Texas Eastern Corporation, including Manager – Corporate Development from June 1981 to March 1985 and Assistant Treasurer and Assistant Secretary from March 1985 to April 1988. Mr. Hirvela held various management positions with Bank of America from February 1973 to June 1981.

     Directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. Officers serve at the pleasure of our Board of Directors. During 2002, Kenneth M. Julien, who is not standing for re-election as a director, and Messrs. Werner and Goldman served as the members of the Audit Committee of our Board of Directors, with Mr. Julien serving as the Chairman of the Audit Committee. Following our 2003 annual meeting, we anticipate that Mr. Hirvela will replace Mr. Julien as Chairman of the Audit Committee. Messrs. Malmberg, Werner, and Chavoustie serve as the Compensation Committee of our Board of Directors, with Mr. Malmberg serving as the Chairman of the Compensation Committee. During 2002, Messrs. Malmberg, Julien, Werner, Goldman, and Chavoustie served as members of the Nominating/Corporate Governance Committee, with Mr. Malmberg serving as the Chairman of the Nominating/Corporate Governance Committee. Following our 2003 annual meeting, we anticipate that Mr. Hirvela will replace Mr. Julien on the Nominating/Corporate Governance Committee.

Meetings and Committees of our Board of Directors

     Our bylaws authorize our Board of Directors to appoint among its members one or more committees consisting of one or more directors. Our Board of Directors has created four standing committees: an Audit Committee, a Compensation Committee, an Employee Committee, and a Nominating/Corporate Governance Committee. The primary purpose of the Audit Committee is to assist our Board of Directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for our key executives. The Employee Committee meets on matters relating to stock options for our employees. The purpose of the Nominating/Corporate Governance Committee is to assist our Board of Directors in fulfilling its responsibility to nominate and approve qualified new members to the Board in accordance with our certificate of incorporation and bylaws.

     Our Board of Directors held a total of nine meetings during the fiscal year ended December 31, 2002. The Audit Committee met separately at eight formal meetings during the fiscal year ended December 31, 2002. In addition, the Chairman of the Audit Committee held five quarterly review meetings with management and outside auditors. The Compensation Committee met twice during the fiscal year ended December 31, 2002. The Employee Committee and the Nominating/Corporate Governance Committee did not formally meet during the fiscal year ended December 31, 2002, but the Employee Committee took action by unanimous consent during the fiscal year. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors, and (ii) the total number of meetings held by all Committees of our Board of Directors of which he was a member.

Director Compensation and Other Information

     We pay each non-employee director an annual retainer fee in the amount of $15,000, plus $1,250 for each Board meeting attended and $500 for each committee meeting held on a day other than the same day as a Board meeting. Each non-employee director is required to receive two-thirds of his annual retainer fee in shares of our common stock pursuant to our Directors’ Stock Plan. See “Executive Compensation - Directors’ Stock Plan.” The non-executive Chairman of the Board and the non-executive Chairman of the Audit Committee each receive an extra $15,000 per year over the standard outside director compensation, with such $15,000 paid in cash immediately upon election each year after the annual stockholder meeting. We also reimburse each non-employee director for travel and related expenses incurred in connection with attendance at Board and committee meetings. Employees who also serve as directors receive no additional compensation for their services as a director.

     The terms of our Amended and Restated 1994 Automatic Stock Option Plan for Non-Employee Directors provide that each non-employee director will receive an automatic grant of options to acquire 5,000 shares of our common stock on the date of his or her first appointment or election to our Board of Directors. The 1994 Plan also provides for the automatic grant of options to purchase 2,000 shares of our common stock to non-employee directors at the time of the meeting of our Board of Directors held immediately following each annual meeting of stockholders.

EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

     The following table sets forth, for the periods indicated, the total compensation for services in all capacities to us and our subsidiaries received by our Chief Executive Officer and our four most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 for the fiscal year ended December 31, 2002.

SUMMARY COMPENSATION TABLE

				Long Term
				Compensation

				Awards

	Annual Compensation(1)			Securities	All Other
				Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Options (#)(2)	($)(3)

Jack L. Saltich	2002	$320,000	$0	80,000	$15,359
President, Chief Executive	2001	320,000	0	140,000	8,530
Officer, and Director	2000	320,000	172,799	35,000	13,216
Jeffrey D. Buchanan	2002	$210,000	$0	65,000	$8,600
Executive Vice President,	2001	210,000	0	18,000	3,362
Chief Financial Officer,	2000	202,693	87,563	60,000	5,316
Secretary, Treasurer, and Director
Dr. Carl E. Derrington	2002	$185,000	$0	60,000	$5,059
Vice President and Chief	2001	185,000	0	18,000	6,211
Manufacturing Officer	2000	179,519	77,552	30,000	331
Dr. Robert L. Melcher	2002	$200,000	$0	28,000	$11,940
Vice President and Chief	2001	200,000	0	10,000	11,177
Technology Officer	2000	200,000	80,000	—	45,217
Robert W. Harrison (4)	2002	$175,000	$0	39,000	$10,269
Vice President and	2001	175,000	0	6,000	7,939
General Manager of the	2000	147,649	50,000	30,000	13,045
LCD Business Unit

(1)	Certain executive officers also received certain perquisites, the value of which did not exceed 10% of the annual salary and bonus.

(2)	The exercise price of all stock options granted were equal to the fair market value of our common stock on the date of grant. Securities underlying options granted during fiscal 2000 have been adjusted to reflect the 3-for-2 split of our common stock during fiscal 2000.

(3)	Amounts shown for fiscal 2002 include (a) matching contributions to our company’s 401(k) Plan earned in fiscal 2002, but not paid until fiscal 2003, in the amount of $5,100 on behalf of each of Messrs. Saltich, Melcher, and Harrison; (b) term life insurance premiums of $643, $208, $344, $951, and $144 paid by us on behalf of Messrs. Saltich, Buchanan, Derrington, Melcher, and Harrison, respectively; and (c) an Executive Benefits Package of $9,616, $8,392, $4,715, $5,889, and $5,025 on behalf of Messrs. Saltich, Buchanan, Derrington, Melcher, and Harrison, respectively.

(4)	Mr. Harrison served as a Vice President and General Manager of the LCD Business Unit from January 2001 until his resignation in December 2002.

Option Grants

     The following table sets forth certain information with respect to stock options granted to the named executive officers during the fiscal year ended December 31, 2002.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
					Potential Realizable
		Percent of			Value at Assumed
	Number of	Total			Annual Rates of Stock
	Securities	Options	Exercise		Price Appreciation
	Underlying	Granted to	Price		for Option Term(2)
	Options	Employees in	Per	Expiration
Name	Granted	Fiscal Year	Share(1)	Date	5%	10%

Jack L. Saltich	30,000	2.60%	$12.25	2/08/2012	$231,119	$585,700
	50,000	4.33%	$6.43	8/12/2012	$202,190	$512,388
Jeffrey D. Buchanan	25,000	2.17%	$12.25	2/08/2012	$192,599	$488,084
	40,000	3.47%	$6.43	8/12/2012	$161,752	$409,911
Dr. Carl E. Derrington	20,000	1.73%	$12.25	2/08/2012	$154,079	$390,467
	40,000	3.47%	$6.43	8/12/2012	$161,752	$409,911
Dr. Robert L. Melcher	12,000	1.04%	$12.25	2/08/2012	$92,448	$234,280
	16,000	1.39%	$6.43	8/12/2012	$64,701	$163,964
Robert W. Harrison	15,000	1.30%	$12.25	2/08/2012	$115,559	$292,850
	24,000	2.08%	$6.43	8/12/2012	$97,051	$245,946

(1)	The options were granted at the fair value of our common stock on the date of grant and have ten-year terms.

(2)	Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the SEC and do not represent our estimate or projection of the future price of our common stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of our common stock.

Option Exercises and Option Holdings

     The following table contains certain information with respect to options exercised during fiscal 2002 and options held by the named executive officers as of December 31, 2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

					Value of Unexercised
			Number of Unexercised		In-the Money Options
	Shares		Options at Fiscal Year-End		At Fiscal Year-End(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Jack L. Saltich	–	–	254,500	400,502	–	$1,000
Jeffrey D. Buchanan	–	–	88,602	109,400	–	$800
Dr. Carl E. Derrington	–	–	98,602	89,400	$73,498	–
Dr. Robert L. Melcher	–	–	64,119	86,002	–	$320
Robert W. Harrison	6,000	$47,918	21,000	84,000	–	$480

(1)	Calculated based upon the December 31, 2002, New York Stock Exchange closing price of $6.45 per share, multiplied by the number of shares held, less the aggregate exercise price for such shares.

Employment and Other Agreements

     We have no written employment contracts with our executive officers or directors. We do have, however, employment agreements or signed terms-and-conditions agreements with certain employees. We offer our employees medical, dental, life, and disability insurance benefits. Our executive officers and other key personnel are eligible to receive incentive bonuses and are eligible to receive stock options under our stock option plans.

401(k) Profit Sharing Plan

     We maintain a profit sharing plan pursuant to Section 401(k) of the Internal Revenue Code of 1986. Under the 401(k) Plan, all eligible employees may contribute through payroll deductions up to the maximum allowable under Section 402(g) of the Internal Revenue Code, which generally was $11,000 for calendar 2002. In addition, the 401(k) Plan provides that we may make matching and discretionary contributions in such amount as may be determined by our Board of Directors. We made matching contributions pursuant to the 401(k) Plan to the executive officers named in the summary compensation table of this proxy statement for 2002 in the amount of $15,300.

Stock Option Plans

     We currently have five stock option plans: the 1990 Incentive Stock Option Plan; the 1993 Stock Option Plan; the Amended and Restated 1994 Automatic Stock Option Plan for Non-Employee Directors; the Amended and Restated 1997 Employee Stock Option Plan; and the Amended and Restated 1998 Stock Option Plan. All of our stock option plans have been approved by our stockholders other than our 1997 Plan. The eligible persons under the 1990 Plan are key employees of our company. Eligible persons under the 1993 Plan include key personnel (including directors and executive officers), consultants, and independent contractors who perform valuable services for us or our subsidiaries. Persons who are employees of or consultants to us or our subsidiaries, other than directors, executive officers, and persons who own 10 percent or more of our common stock, are eligible to receive options granted under the 1997 Plan. Eligible persons under the 1998 Plan include employees of our company (including officers and directors) and independent contractors. Directors who are not employees receive automatic grants of stock options under the 1994 Plan, are eligible to receive options under the 1993 Plan and the 1998 Plan, but are not eligible under the 1990 Plan or the 1997 Plan.

     In conjunction with stockholder approval of the 1993 Plan, our Board of Directors terminated the 1990 Plan with respect to 170,909 options that were unissued as of the date that the 1993 Plan was adopted. There were

85,122 options issued but unexercised under the 1990 Plan as of March 21, 2003. The 1990 Plan expired May 1, 2000.

     Under the 1993 Plan, an aggregate of 770,909 shares of our common stock may be issued pursuant to options to acquire common stock, the direct granting of common stock, or the granting of stock appreciation rights. There were outstanding options to acquire 290,220 shares of our common stock under the 1993 Plan as of March 21, 2003. In addition, an aggregate of 2,750 shares of common stock has been directly granted under the 1993 Plan. The 1993 Plan expired February 25, 2003.

     Under the 1994 Plan, 100,000 shares of our common stock may be issued upon exercise of stock options automatically granted to non-employee directors of our company pursuant to the terms described in the section above entitled “Election of Directors - Director Compensation and Other Information.” Persons other than non-employee directors are not eligible to receive options granted pursuant to the 1994 Plan. There were outstanding options to acquire 45,260 shares of our common stock under the 1994 Plan as of March 21, 2003.

     An aggregate of 2,100,000 shares of our common stock may be issued upon exercise of options granted pursuant to the 1997 Plan. If any option terminates or expires without having been exercised in full, stock not issued under such option will become available for reissuance under the 1997 Plan. There were outstanding options to acquire 1,174,160 shares of our common stock under the 1997 Plan as of March 21, 2003.

     An aggregate of 1,600,000 shares of common stock may be issued upon exercise of options granted pursuant to the 1998 Plan. If any option terminates or expires without having been exercised in full, stock not issued under such option will again be available for the purposes of the 1998 Plan. There were outstanding options to acquire 1,213,988 shares of our common stock under the 1998 Plan as of March 21, 2003.

     If any change in our common stock occurs through merger, consolidation, reorganization, capitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise, adjustments will be made as to the maximum number of shares subject to the 1990 Plan, 1993 Plan, 1994 Plan, 1997 Plan, and 1998 Plan, and the number of shares and exercise price per share of stock subject to outstanding options.

Directors’ Stock Plan

     On January 29, 1998, our Board of Directors adopted the Directors’ Stock Plan. Stockholder approval of the Directors’ Plan was not initially required because treasury shares were used to fund the Directors’ Plan. Our Board of Directors adopted the Amended and Restated Directors’ Stock Plan on January 27, 2000, and our stockholders approved the Amended and Restated Directors’ Stock Plan on April 27, 2000. Under the Directors’ Plan, we issue to the non-employee members of our Board of Directors shares of common stock equal in value to two-thirds of the annual retainer fee paid to the non-employee directors in lieu of an equivalent amount of cash. The value of the shares of common stock issued under the Directors’ Plan is based on the closing price of our common stock on the New York Stock Exchange on the last trading day prior to our annual meeting of stockholders. The shares are issued to the non-employee directors on the date of our annual meeting of stockholders held each year. Participation in the Directors’ Plan by non-employee directors is mandatory. An aggregate of 30,000 shares of common stock may be issued under the Directors’ Plan. If any change in our common stock occurs through merger, consolidation, reorganization, capitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise, adjustments will be made as to the maximum number of shares subject to the Directors’ Plan and the number of shares and exercise price per share of stock subject to outstanding options. As of March 21, 2003, 6,885 shares of our common stock were available for issuance under the Directors’ Plan.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options under our 1990 Plan, 1993 Plan, 1994 Plan, 1997 Plan, 1998 Plan, and Directors’ Stock Plan as of March 21, 2003.

			(c) Number of Securities
	(a) Number of		Remaining Available for
	Securities to be	(b) Weighted	Future Issuance Under
	Issued Upon Exercise	Average Exercise	Equity Compensation
	of Outstanding	Price of Outstanding	Plans (Excluding
	Options, Warrants,	Options, Warrants,	Securities Reflected in
Plan Category	and Rights	and Rights	Column (a))

Equity Compensation
Plans Approved by Stockholders	1,634,590	$12.03	508,712
Equity Compensation
Plans Not Approved by Stockholders	1,174,160	$12.79	905,720

Total	2,808,750	$12.35	1,414,432

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

     The Compensation Committee of our Board of Directors (the “Committee”) consists exclusively of independent, non-employee directors. The Committee is responsible for reviewing and recommending for approval by the Board of Directors our company’s compensation practices, executive salary levels, and variable compensation programs, both cash-based and equity-based. The Committee generally reviews base salary levels for executive officers of our company at the beginning of each fiscal year and recommends actual bonuses at the end of each fiscal year based upon our company’s and individual performance.

     David C. Malmberg is the Chairman of the Committee, and Thomas H. Werner and David P. Chavoustie are the Committee members.

Philosophy

     The executive compensation program seeks to provide a level of compensation that is competitive with companies similar in both size and industry. The Committee obtains the comparative data used to assess competitiveness from a variety of resources. Actual total compensation levels may differ from competitive levels in surveyed companies as a result of annual and long-term performance of our company, as well as individual performance. The Committee uses its discretion to recommend executive compensation when, in its judgment, external, internal, or an individual’s circumstances warrant.

Compensation Program

     The primary components of executive compensation consist of base salary, executive health benefit and perquisite program, annual incentive bonuses, and stock option grants.

     Base Salary

     The Committee reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer. In formulating these recommendations, the Chief Executive Officer considers the overall performance of our company and conducts an informal evaluation of individual officer performance. The Committee in conjunction with the Chief Executive Officer makes final recommendations on any adjustments to the base salary for executives other than the Chief Executive Officer. The Committee’s evaluation of the recommendations by the Chief Executive Officer considers the same factors outlined above and is subjective with no particular weight assigned to any one factor. Base salaries for the executive officers were not raised in 2001 or in 2002.

     Annual Incentive Bonuses

     Annual bonuses are intended to provide incentive compensation to key officers and employees who contribute substantially to the success of our company. The bonuses are calculated and paid out of the Management Incentive Compensation Plan, or MICP, which was approved by the Board of Directors in April 1997. The MICP is intended to enhance and reinforce our company’s goals of profitable growth and a sound overall financial condition by making incentive compensation awards available to senior level management and key employees.

     The granting of such awards is based upon the achievement of our company’s performance objectives and predefined individual performance objectives. Individual performance objectives are developed for every senior level manager and key employee early in each fiscal year. Upon the close of each fiscal year, executive management and the Committee conduct an assessment of individual performance achieved versus individual performance objectives. This assessment may include, but is not limited to, individual responsibility, performance, and compensation level. Simultaneously, the Board conducts an assessment of our company’s overall performance to date, which may include, but is not limited to, the achievement of sales, net income, and other performance criteria. The combination of these factors determines any incentive bonuses to be paid.

     For fiscal years 2001 and 2002, based on the Board’s assessment of our company’s overall performance in 2001 and 2002, no bonus was awarded to any officer.

     Stock Option Grants

     We grant stock options periodically to our U.S. employees and non-U.S.-based managers to provide additional incentive to work to maximize long-term total return to stockholders. Under each stock option plan, the Board of Directors is specified to act as the plan administrator, although the Board has authorized the Compensation Committee to make all recommendations to the Board regarding grants of options to senior officers of our company. In addition, with respect to grants of options to employees other than senior officers, the Board has delegated its administrative authority under the stock option plans to an Employee Committee, which consists of those Board members that are employees of our company. In general, stock options are granted to U.S. employees and non-U.S.-based managers at the onset of employment. If, in the opinion of the plan administrator, the outstanding service of an existing employee merits an increase in the number of options held, however, the plan administrator may elect to issue additional stock options to that employee. The vesting period on grants is generally four years for newly hired salaried employees. The vesting period on grants is three years for new hourly employees and for salaried employees who have been employed for two years or longer. The four year vesting schedule is generally back loaded (with 50% vesting in the last year) in order to encourage optionholders to continue in the employ of our company. Three-year vesting schedules are evenly weighted, vesting 33-1/3% of the options each year. Certain officers may sometimes have longer vesting schedules. In 2002, the Board and the Employee Committee authorized the issuance of stock options to certain executive officers and other employees.

     Benefits

     We provide various employee benefit programs to our executive officers, including medical, dental, life and long-term disability insurance benefits, and a 401(k)-retirement savings plan. These benefits are generally available to all employees of our company. We also maintain an executive benefit program for our executive officers, through which we pay a larger percentage of the costs than is paid on behalf of our other employees. The executive benefit program also provides executive officers with annual physical examinations, salary continuation for short-term disability, tax and estate planning, and auto allowances.

     Chief Executive Officer Compensation

     The Committee considers the same factors outlined above for other executive officers in evaluating the base salary and other compensation of Jack L. Saltich, our Chief Executive Officer. The Committee’s evaluation of Mr. Saltich’s base salary is subjective, with no particular weight assigned to any one factor. Mr. Saltich requested that the Committee not increase his base salary in 2001. Based on Mr. Saltich’s request and other factors, the Committee maintained Mr. Saltich’s annual base salary at $320,000 for 2002. Mr. Saltich’s base salary has remained at this same level since he joined our company in 1999. Based upon the Board’s assessment of the overall performance of our company in 2002, the Committee also determined that Mr. Saltich would receive no bonus in 2002. The Committee granted Mr. Saltich an option to purchase 30,000 shares of our common stock in February 2002 and an option to purchase 50,000 shares of our common stock in August 2002. The vesting schedule for each grant was based on our standard vesting schedule in which options vest evenly over three years.

Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of any publicly held corporation’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. We currently intend to structure the performance-based portion of the compensation of our executive officers in a manner that complies with Section 162(m).

     This report has been furnished by the Compensation Committee of our Board of Directors.

David C. Malmberg, Chairman Thomas H. Werner David P. Chavoustie

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 2002, our Compensation Committee consisted of Messrs. Malmberg, Werner, and Chavoustie. None of these individuals had any contractual or other relationships with us during the fiscal year except as directors.

REPORT OF THE AUDIT COMMITTEE

     The Board of Directors has appointed an Audit Committee, consisting of three directors. All of the members of the Committee are “independent” of our company and management, as that term is defined in the New York Stock Exchange listing standards.

     The primary responsibility of the Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of our company’s financial reporting process, including overseeing the financial reports and other financial information provided by our company to governmental or regulatory bodies (such as the Securities and Exchange Commission), the public, and other users thereof; our company’s systems of internal accounting and financial controls; and the annual independent audit of our company’s financial statements.

     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

     In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements with management and the independent auditors. The Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditors’ judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No. 1. The Committee also discussed with the independent auditors the auditors’ independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditors. The Committee also discussed with the independent auditors the new Sarbanes-Oxley Act and the New York Stock Exchange, or NYSE, Guidelines and how the Act and the Guidelines related and applied to our company, our Board of Directors, and the Board’s Audit Committee.

     The Committee discussed with the independent auditors the overall scope and plans for their audits. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our company, the internal controls, and the overall quality of the financial reporting. The Committee held eight separate meetings during the fiscal year ended December 31, 2002.

     Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board of Directors also have recommended, subject to stockholder approval, the selection of our company’s independent auditors. See “Ratification of Appointment of Independent Auditors.”

     The Board of Directors amended the written charter for the Audit Committee. The amendment formalizes the Committee’s mandate to comply with the provisions of both the Act, and related provisions of both the NYSE Guidelines and the SEC laws related to both the Act and Guidelines. A copy of the amended charter is included as “Appendix A”.

     The report has been furnished by the Audit Committee of our Board of Directors.

Kenneth M. Julien, Chairman Thomas H. Werner Murray A. Goldman

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10 percent of a registered class of our company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10 percent stockholders are required by SEC regulations to furnish our company with copies of all Section 16(a) forms they file.

     Based solely upon our review of the copies of such forms received by us during the fiscal year ended December 31, 2002, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10 percent of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

PERFORMANCE GRAPH

     The following line graph compares cumulative total stockholder returns for the five years ended December 31, 2002 for (i) our common stock; (ii) the Standard and Poor’s SmallCap 600 Index; (iii) the Standard and Poor’s Electrical Components and Equipment Index; and (iv) the Standard & Poor’s Electronic Equipment and Instruments Index. The graph assumes an investment of $100 on December 31, 1997. The calculations of cumulative stockholder return on the SmallCap 600 and the Electrical Equipment Index include reinvestment of dividends, but the calculation of cumulative stockholder return on our common stock does not include reinvestment of dividends because we did not pay dividends during the measurement period. The performance shown is not necessarily indicative of future performance.

     We have historically utilized the Standard & Poor’s Electrical Equipment Index as the industry index required for our performance graph in our proxy statement. Standard & Poor’s modified this index in 2002. That modification consisted of a change in the companies that were included in the index, and a change in index name to the Standard & Poor’s Electrical Components & Equipment index. While this revised index contains certain companies that remain comparable to our company with regard to components, the index now excludes those companies whose manufacturing capabilities are comparable to those of our company. A new index, the Standard & Poor’s Electronic Equipment & Instruments Index, contains those companies with comparable manufacturing capabilities and therefore has been included in the performance graph shown below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock on March 21, 2003, except as indicated, by (1) each director and each named executive officer of our company, (2) all directors and executive officers of our company as a group, and (3) each person known by us to own more than five percent of our common stock.

	Shares Beneficially Owned

Name of Beneficial Owner	Number(1)	Percent(2)

Directors and Named Executive Officers:
Jack L. Saltich(3)	289,000	1.3%
Jeffrey D. Buchanan(4)	179,982	*
Dr. Carl E. Derrington(5)	174,269	*
Dr. Robert L. Melcher(6)	78,000	*
David C. Malmberg(7)	64,277	*
Kenneth M. Julien(8)	18,676	*
Robert W. Harrison(9)	1,751	*
Thomas H. Werner(10)	11,330	*
David P. Chavoustie(11)	8,758	*
Murray A. Goldman(12)	9,516	*
Henry L. Hirvela(13)	1,250	*
All directors and executive officers as a group (11 persons)	835,559	3.8%
5% Stockholders:
OppenheimerFunds, Inc.(14)	3,219,300	15.1%
Dimensional Fund Advisors Inc.(15)	1,214,747	5.7%

*	Less than 1% of the outstanding shares of common stock

(1)	Includes, when applicable, shares owned of record by such person’s minor children and spouse and by other related individuals and entities over whose shares of common stock such person has custody, voting control, or power of disposition. Also includes shares of common stock that the identified person had the right to acquire within 60 days of March 21, 2003 by the exercise of vested stock options.

(2)	The percentages shown include the shares of common stock that the person will have the right to acquire within 60 days of March 21, 2003. In calculating the percentage of ownership, all shares of common stock which the identified person will have the right to acquire within 60 days of March 21, 2003 upon the exercise of vested stock options are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other person.

(3)	Includes 277,500 shares of common stock issuable upon exercise of vested stock options and 8,500 shares of common stock held by Jack L. Saltich and Pamela C. Saltich, Trustee of Saltich Trust U/A dated 12/17/91.

(4)	Includes 132,336 shares of common stock issuable upon exercise of vested stock options and 346 shares held in Mr. Buchanan’s accounts under our 401(k) plan.

(5)	Includes 125,669 shares of common stock issuable upon exercise of vested stock options, 400 shares of common stock held by Dr. Derrington as custodian for his minor child, and 48,600 shares of common stock held by the Derrington Family Trust.

(6)	Includes 70,119 shares of common stock issuable upon exercise of vested stock options.

(7)	Includes 14,756 shares of common stock issuable upon exercise of vested stock options.

(8)	Includes 10,754 shares of common stock issuable upon exercise of vested stock options and 1,398 shares of common stock held by Mr. Julien as custodian for his minor children.

(9)	Includes 1,751 shares held in Mr. Harrison’s account under our 401(k) plan. Mr. Harrison resigned from our company in December 2002.

(10)	Includes 7,751 shares of common stock issuable upon exercise of vested stock options.

(11)	Includes 7,250 shares of common stock issuable upon exercise of vested stock options.

(12)	Includes 4,666 shares of common stock issuable upon exercise of vested stock options.

(13)	Represents 1,250 shares of common stock issuable upon exercise of vested stock options.

(14)	The information is as reported on Schedule 13G as filed February 14, 2003. The address of OppenheimerFunds, Inc. is 498 Seventh Avenue, New York, New York 10018. The address of Oppenheimer Global Growth & Income Fund is 6803 S. Tucson Way, Englewood, Colorado 80112. OppenheimerFunds, Inc. has shared investment power with respect to all such shares and Oppenheimer Global Growth & Income Fund has sole voting and shared disposition power with respect to 3,174,300 shares.

(15)	The information is as reported on Schedule 13G as filed February 10, 2003. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Dimensional Fund Advisors Inc. has sole voting and dispositive power with respect to such shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In January 2001, we loaned Jeffrey D. Buchanan $409,116 for the exercise of stock options that were about to expire. The loan provided Mr. Buchanan the necessary funds to exercise the options, without having to sell the underlying shares. Unlike the ten-year term of our usual stock options, we had issued these options in 1996 with a five-year expiration term. Mr. Buchanan exercised options to acquire 70,000 shares at a price of $5.85 per share. Mr. Buchanan executed a promissory note in connection with the loan. The note was due January 2, 2003 and bore interest at a rate of LIBOR plus 1.5 percentage points, compounded annually. Under a divorce settlement, Mr. Buchanan subsequently transferred 35,000 of such shares to his former spouse, and in connection therewith, his former spouse assumed one-half of his obligations under the note. Subsequent to the transfer, Mr. Buchanan sold 35,000 of such shares and used the proceeds of the sale to repay in full his remaining obligations under the note. In October 2002, we and his former spouse entered into a novation agreement with Mr. Buchanan whereby he was relieved of any further liability on the note as a result of his former spouse having assumed one-half of the obligation under the note. At the time of the novation, $171,323 was owed under the note.

PROPOSAL TO AMEND OUR AMENDED AND RESTATED
1993 STOCK OPTION PLAN

     Our board of directors has approved an amendment to our amended and restated 1993 stock option plan, subject to approval by our stockholders, to allow the plan administrator to extend the period during which options may be exercised following termination of an optionholder’s employment or independent contractor relationship with our company. The text of the proposed amendment is set forth below. Our board of directors believes that it is in the best interests of our company to grant such discretion to the plan administrator. Accordingly, our board of directors recommends a vote “for” the proposed amendment to the amended and restated 1993 stock option plan.

Reasons for and Effect of the Proposed Amendment

     Our board of directors believes that the proposed amendment will provide advantages to our company in connection with the announced spin-off of our microdisplay business. We anticipate that the employment of certain of our employees will cease, for purposes of the 1993 plan, upon their transfer to the new company. Our board of directors believes that the plan administrator of the 1993 plan should have the authority to extend the exercisability of options held by those individuals. The proposed amendment will give the plan administrator that authority. We anticipate that the plan administrator will choose to extend the exercise period for options held by individuals who join the new microdisplay company because these individuals will be transferring at our request in order to effectuate the spin-off, which we believe will enhance overall stockholder value. We anticipate that the exercise period for those individuals will be extended to coincide with their employment with the new company. If the proposed amendment is not approved, the options held by those individuals will terminate one month after their employment with our company ceases. Thus, the proposed amendment will likely extend the life of those options.

     In addition, our board of directors believes that the approval of the proposed amendment to the 1993 plan is necessary to achieve the purposes of the 1993 plan and to promote the welfare of our company and our stockholders generally. Our board of directors believes that the proposed amendment to the 1993 plan will aid our company in retaining directors, officers, and key employees and motivating them to exert their best efforts on behalf of our company.

Proposed Amendment

     The proposed amendment to the 1993 plan adds a new section 5(j)(iii) to the 1993 plan, which section reads as follows:

Discretion of Plan Administrator. Notwithstanding anything to the contrary herein, the terms and conditions under which an option may be exercised following termination of an optionholder’s employment or independent contractor relationship with the Company may be extended to any period in the sole discretion of the Plan Administrator.

Description of the Amended and Restated 1993 Stock Option Plan

     General

     The 1993 plan is intended to promote the interests of our company by providing key employees, consultants, and other independent contractors who provide valuable services to our company with the opportunity to acquire, or otherwise increase, their proprietary interest in our company as an incentive to remain in service to our company. The 1993 plan provides for the grant of options to acquire our common stock, the direct grant of common stock, the grant of stock appreciation rights, or SARs, and the grant of other cash awards. The 1993 plan states that it is not intended to be the exclusive means by which we may issue options or warrants to acquire our common stock, stock awards, or any other type of award. To the extent permitted by applicable law, we may issue any other options, warrants, or awards other than pursuant to the 1993 plan without stockholder approval.

     Shares Subject to the Plan

     A maximum of 770,909 shares of common stock were issuable under the 1993 plan. The 1993 plan expired on February 25, 2003. As a result, options or other awards may no longer be issued under the 1993 plan, but options or awards outstanding on February 25, 2003 were not terminated or otherwise affected by virtue of the 1993 plan’s expiration. If any change is made in the stock subject to any option or SAR granted under the 1993 plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise), the 1993 plan provides that appropriate adjustments will be made as to the number of shares and exercise price per share of stock subject to outstanding options or awards. As of March 21, 2003, there were outstanding options to acquire 290,220 shares of our common stock under the 1993 plan.

     Eligibility and Administration

     Options and awards were granted pursuant to the 1993 plan only to persons who at the time of grant were either (1) key personnel (including officers and directors) of our company, or (2) consultants and independent contractors who provided valuable services to our company. Options granted pursuant to the 1993 plan could be incentive stock options or non-qualified stock options. Options that are incentive stock options could be granted only to key personnel of our company who were also our employees. To the extent that granted options are incentive stock options, the terms and conditions of those options must be consistent with the qualification requirements set forth in the Internal Revenue Code.

     The eligible persons under the 1993 plan are divided into two groups, and there is a separate plan administrator for each group. One group consists of our executive officers and directors and persons who own 10 percent or more of our issued and outstanding stock. The power to administer the 1993 plan with respect to those persons is vested exclusively with our board of directors or a senior committee comprised of two or more non-employee directors who are appointed by our board of directors. The power to administer the 1993 plan with respect to the remaining eligible persons is vested with our board of directors or with a committee of one or more directors appointed by our board of directors. Each plan administrator determined (1) which of the eligible persons in its group would be granted options and awards; (2) the amount and timing of the grant of such options and awards; and (3) such other terms and conditions as may be imposed by the plan administrator consistent with the 1993 plan. No salaried employee (including officers) could receive options for more than 300,000 shares of common stock pursuant to the 1993 plan in any one-year period.

     Terms and Conditions of Options; Exercise of Options

     Each plan administrator determined the expiration date, maximum number of shares purchasable, and the other provisions of the options at the time of grant. Options could be granted for terms of up to 10 years. Options vest and become exercisable in whole or in one or more installments at such time as determined by the plan administrator upon the grant of the options. However, a plan administrator has the discretion to provide for the automatic acceleration of the vesting of any options or awards granted under the 1993 plan in the event of a “Change in Control,” as defined in the 1993 plan.

     Each plan administrator also determined the exercise prices of options at the time of grant. However, the exercise price of any option intended to be an incentive stock option could not be less than 100 percent of the fair market value of our common stock at the time of the grant (110 percent if the option was granted to a person who at the time the option was granted owned stock possessing more than 10 percent of the total combined voting power of all classes of our stock). To exercise an option, the optionholder is required to deliver to us full payment of the exercise price for the shares as to which the option is being exercised. Generally, options can be exercised by delivery of cash, check, or shares of our common stock.

     Termination of Employment or Services

     Except as otherwise allowed by the plan administrator, options and awards granted under the 1993 plan are nontransferable other than by will or by the laws of descent and distribution upon the death of the holder and, during the lifetime of the holder, are exercisable only by such holder. In the event of the termination of an employee holder’s services with our company, other than for death or disability, the holder may exercise any options or SARs granted in conjunction with options that are vested but unexercised on the date his or her service is terminated until the earlier of (1) one month after the date of termination of service, or (2) the expiration date of the options or SARs. However, options or SARs held by the terminated employee will immediately become void and terminate (1) if the holder’s service is terminated by our company in its good faith judgment for (a) commission of a crime by the holder or for reasons involving moral turpitude, (b) an act by the holder that tends to bring our company into disrepute, or (c) negligent, fraudulent, or willful misconduct by the holder, or (2) if the holder commits acts detrimental to our interests after his or her service is terminated. If termination is by reason of disability, however, the holder may exercise his or her options or SARs until the earlier of (1) 12 months after the termination of service, or (2) the expiration of the term of the option or SAR. If the holder dies while in service to our company, the holder’s estate or successor by bequest or inheritance may exercise any options or SARs that the holder was entitled to exercise on the date of his or her death at any time until the earlier of (1) the period ending three months after the holder’s death, or (2) the expiration of the term of the option or SAR. Options and SARs held by consultants, independent contractors, and other non-employees of our company and that are exercisable at the time the holder ceases to be in service to us will remain exercisable for the period of time determined by the plan administrator at the time of grant and set forth in the documents evidencing such options or SARs. In the absence of such provisions, such options and SARs will remain exercisable for one year after termination as a result of death or disability and for one month after termination for any reason other than termination by us for the reasons stated above or if the holder commits acts detrimental to our interests, in which case the options and SARs will immediately become void and terminate. Notwithstanding these termination provisions, upon stockholder approval of the proposed amendment to the 1993 plan, the plan administrator will have the discretion to extend the period during which options may be exercised following termination of an optionholder’s employment or independent contractor relationship with our company.

     Awards

     SARs entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of common stock from the price on the date the SAR was granted or became effective to the market value of the common stock on the date the SARs are exercised or surrendered. Stock awards entitled the recipient to receive shares of our common stock directly. Cash awards entitled the recipient to receive direct payments of cash depending on the market value or the appreciation of our common stock or other securities. The plan administrator determined such other terms, conditions, or limitations, if any, on any awards granted pursuant to the 1993 plan.

     Duration and Modification

     The 1993 plan expired on February 25, 2003. Without approval of our stockholders, our board of directors may not (i) increase the maximum number of shares of common stock subject to the 1993 plan (except in the case of certain organic changes to our company), (ii) reduce the exercise price for which any outstanding options may be exercised, (iii) extend the term of the 1993 plan, (iv) change the class of persons eligible to receive options or awards under the 1993 plan, or (v) materially increase the benefits accruing to participants under the 1993 plan. In addition, our board of directors may not, without the consent of the optionholder, take any action that disqualifies any option previously granted under the 1993 plan for treatment as an incentive stock option or which adversely affects or impairs the rights of the optionholder of any outstanding option. Notwithstanding the foregoing, our board of directors may amend the 1993 plan from time to time as it deems necessary in order to meet the requirements of any amendments to Rule 16b-3 under the Exchange Act without the consent of our stockholders.

Federal Income Tax Consequences

     Certain options granted under the 1993 plan are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. Accordingly, there is no taxable income to an employee when an incentive stock option is granted to him or her or when that option is exercised. The amount by which the fair market value of the shares at the time of exercise exceeds the exercise price generally is treated as an item of preference in computing the alternate minimum taxable income of the optionholder. If an optionholder exercises an incentive stock option and does not dispose of the shares within either two years after the date of the grant of the option or one year of the date the shares were transferred to the optionholder, any gain realized upon disposition will be taxable to the optionholder as a capital gain. If the optionholder does not satisfy the applicable holding periods, however, the difference between the exercise price and the fair market value of the shares on the date of exercise of the option will be taxed as ordinary income, and the balance of the gain, if any, will be taxed as capital gain. If the shares are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the employee’s ordinary income is limited to the amount realized less the exercise price paid. We will be entitled to a tax deduction only to the extent the optionholder has ordinary income upon the sale or other disposition of the shares received when the option is exercised.

     Certain other options issued under the 1993 plan also may be non-qualified options. The income tax consequences of non-qualified options and stock awards are governed by Section 83 of the Internal Revenue Code. Under Section 83, the excess of the fair market value of the shares of our common stock acquired pursuant to the grant of a stock award or the exercise of any option over the amount paid for such stock, which is referred to as excess value, must be included in the gross income of the holder in the first taxable year in which the common stock acquired by the holder is not subject to a substantial risk of forfeiture. In calculating excess value, fair market value will be determined on the date that the substantial risk of forfeiture expires, unless a Section 83(b) election is made to include the excess value in income immediately after the acquisition, in which case fair market value will be determined on the date of the acquisition. Generally, we will be entitled to a federal income tax deduction in the same taxable year that holders, including highly compensated officers, recognize income. We will be required to withhold income taxes with respect to income reportable pursuant to Section 83 by a holder. The basis of the shares acquired by an optionholder will be equal to the exercise price of those shares plus any income recognized pursuant to Section 83. Subsequent sales of the acquired shares will produce capital gain or loss. Such capital gain or loss will be long term if the stock has been held for more than one year from the date the substantial risk of forfeiture lapsed or, if a Section 83(b) election is made, more than one year from the date the shares were acquired.

     Generally, all cash awards granted to employees are treated as compensation income to the employees when the cash payment is made pursuant to the award. Such cash payment also results in a federal income tax deduction for our company.

Ratification by Stockholders of the Proposed Amendment to the Amended and Restated 1993 Plan

     Approval of the proposal to amend the 1993 plan will require the affirmative vote of the holders of a majority of our outstanding shares of common stock present in person or by proxy at the annual meeting. Upon approval of the proposal to amend the 1993 plan by our stockholders, any options or awards granted pursuant to the 1993 plan prior to stockholder approval will remain valid and unchanged until such time as the plan administrator may act in accordance with the 1993 plan. In the event that the proposal to amend the 1993 plan is not approved by our stockholders, the amended and restated 1993 plan as amended and restated through February 1997 will remain in effect.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     On May 13, 2002, we dismissed Arthur Andersen LLP as our independent accountants. The audit reports of Arthur Andersen LLP on our consolidated financial statements as of and for the years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Our Board of Directors and Audit Committee participated in and approved the decision to change independent accountants. In connection with the audits for the fiscal years ended December 31, 2000 and 2001 and through May 13, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen LLP would have caused them to make reference to them in their report on the financial statements for those years. During the fiscal years ended December 31, 2000 and 2001 and through May 13, 2002, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). We requested a letter from Arthur Andersen LLP stating whether or not it agreed with the above statements. A copy of such letter from Arthur Andersen LLP dated May 13, 2002 was filed as Exhibit 16 to our Current Report on Form 8-K filed with the SEC on May 16, 2002.

     We engaged Deloitte & Touche LLP as our new independent accountants as of May 13, 2002. During the fiscal years ended December 31, 2000 and 2001 and through May 13, 2002, we had not consulted with Deloitte & Touche LLP regarding (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on our financial statements, and in no case was a written report provided to us nor was oral advice provided that we concluded was an important factor in reaching a decision as to an accounting, auditing, or financial reporting issue; or (3) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

     Our Audit Committee has appointed Deloitte & Touche LLP, independent public accountants, to audit the consolidated financial statements of our company for the fiscal year ending December 31, 2003 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of Deloitte & Touche LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

     The Audit Committee has considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche LLP ’s independence.

Audit Fees

     The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tomatsu, and their respective affiliates (collectively “Deloitte”) for professional services rendered for the audit of our annual financial statements for the year ended December 31, 2002 and for the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year were $241,000. In addition, Deloitte billed us $40,000 in audit-related work, including overseas statutory audits.

Financial Information Systems Design and Implementation Fees

     Deloitte did not provide any services related to financial information systems design and implementation during 2002.

All Other Fees

     Deloitte billed us an aggregate of $199,000 for other professional services rendered to us for the year ended December 31, 2002, related to the following:

•	tax compliance, tax consulting, and preparation of tax returns for a total of $158,000; and

•	due diligence, tax, and audit-related work with respect to potential acquisitions for a total of $41,000.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     In order to be included in the proxy statement and form of proxy relating to our annual meeting of stockholders to be held during calendar 2004, stockholder proposals that are intended to be presented by stockholders must be received at our principal executive offices (1) not less than 60 days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year’s annual meeting, or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year’s annual meeting, and (2) with respect to any other annual meeting of stockholders, on or before the close of the business on the fifteenth day following the date (or the first date, if there be more than one) of public disclosure of the date of such meeting.

     Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek to have us include the proposed matter in the proxy statement for the annual meeting to be held during calendar 2004, except in circumstances where (1) we receive notice of the proposed matter within the time periods described in the paragraph above, and (2) the proponent complies with the other requirements set forth in Rule 14a-4.

OTHER MATTERS

     We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

Dated: March 27, 2003

APPENDIX A

THREE-FIVE SYSTEMS, INC. (the “Company”)

AUDIT COMMITTEE CHARTER

Amended and Approved as of October 25, 2002

I.   Purpose

     The purpose of Audit Committee (the “Committee”) shall be as follows:

1.	To oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

2.	To provide assistance to the Board of Directors with respect to its oversight of::

(a)	The integrity of the Company’s financial statements;

(b)	The Company’s compliance with legal and regulatory requirements;

(c)	The independent auditor’s qualifications and independence; and

(d)	The performance of the Company’s internal audit function and independent auditors.

3.	To prepare the report that SEC rules require be included in the Company’s annual proxy statement.

It is the policy of the Company and the Committee to comply with the provisions of the Sarbanes-Oxley Act (“Act”) and related provisions of both the New York Stock Exchange (“NYSE”) Guidelines and the Securities and Exchange Commission (“SEC”) laws. This charter is designed to comply with these rules and provisions. However, it should be noted that some provisions contained in this charter have been written with the expectation that certain rules contained in the Act, NYSE Guidelines, and SEC laws will become mandatory for companies. Those provisions in this charter that have not become mandatory will not apply at this time, and will only apply if and when those particular provisions in the Act, NYSE Guidelines, and SEC laws become mandatory.

Furthermore, under the provisions contained in this Charter, the Committee may delegate any of its functions or responsibilities to members of the Company’s management or other third parties, to the extent the Committee deems such delegation appropriate under the circumstances, and such delegation is not prohibited by the Sarbanes-Oxley Act, New York Stock Exchange (“NYSE”) rules, or the Securities and Exchange Commission (“SEC”) regulations.

II.  Composition

     The Committee shall consist of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of the New York Stock Exchange and the Sarbanes-Oxley Act. No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board of Directors (1) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (2) discloses such determination in the Company’s annual proxy statement.

III.  Qualifications

     All members of the Committee shall have a working familiarity with basic finance and accounting practices (or acquire such familiarity within a reasonable period after his or her appointment) and the Committee shall strive to have at least one member be a “financial expert” under the requirements of the Sarbanes-Oxley Act. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or by an outside consultant.

IV. Compensation

     No member of the Committee shall receive compensation other than (1) director’s fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive and (2) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the Company.

V. Appointment and Removal

     The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

VI. Chairman

     Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

VII. Delegation to Subcommittees

     In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

VIII. Meetings

     The Committee shall meet as frequently as circumstances dictate as part of its goal to foster open communication. The Committee shall periodically meet separately with management, the director of the internal auditing department, if any, and the independent auditor to discuss any matters that the Committee or any of these groups believe would be appropriate to discuss privately. In addition, as a whole or through the Committee chair, the Committee should meet with the independent auditors and management quarterly to review the Company’s financial statements in a manner consistent with that outlined in this Charter. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically.

     All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

IX. Duties and Responsibilities

     The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other duties and responsibilities delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter. The Committee may perform any functions it deems appropriate under applicable law, rules, or regulations, the Company’s by-laws, and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

     In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain, without seeking Board approval, outside legal, accounting, or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention.

     The Committee shall be given full access to the Company’s auditors, internal audit group, if any, Board of Directors, and corporate executives as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors, except as otherwise limited by applicable law.

     Notwithstanding the foregoing, the Committee is not responsible for certifying the Company’s financial statements or guaranteeing the auditor’s report. The fundamental responsibility for the Company’s financial statements and disclosures rests with management and the independent auditors. It also is the job of the CEO and senior management rather than that of the Committee to access and manage the Company’s exposure to risk.

The Committee’s duties and responsibilities include the following:

1.	Discuss with management and the independent auditors prior to public dissemination the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discuss with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61.

2.	Discuss with management and the independent auditors prior to the Company’s filing of any quarterly or annual report (a) whether any significant deficiencies in the design or operation of internal controls exist that could adversely affect the Company’s ability to record, process, summarize, and report financial data; (b) the existence of any material weaknesses in the Company’s internal controls; and (c) the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

3.	Discuss with management and the independent auditors the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

4.	Discuss with management and the independent auditors the Company’s major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure.

5.	Retain and terminate independent auditors and have the sole authority to approve all audit engagement fees and terms as well as all non-audit engagements with the independent auditors.

6.	Inform each public accounting firm performing work for the Company that such firm shall report directly to the Committee.

7.	Oversee the work of any public accounting firm employed by the Company, including the resolution of any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

8.	Approve in advance any audit or non-audit engagement or relationship between the Company and the independent auditors, other than “prohibited non-auditing services,” as may be specified in the Sarbanes-Oxley Act of 2002 or applicable laws or regulations.

9.	Review, at least annually, the qualifications, performance, and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

(a) At least annually obtain and review a report by the Company’s independent auditor describing (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) to assess the auditor’s independence, all relationships between the independent auditor and the Company;

(b) Ensure the rotation of the lead audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself;

(c) Confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the Company in each of the five previous fiscal years of the Company; and

(d) Take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function).

10.	In consultation with the independent auditors and management, review the integrity of the Company’s financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding (a) all critical accounting policies and practices to be used by the Company and the related disclosure of those critical accounting policies under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures, and treatments, and the treatment preferred by the independent auditor; (c) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (d) major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; (e) issues with respect to the design and effectiveness of the Company’s disclosure controls and procedures, management’s evaluation of those controls and procedures, and any issues relating to such controls and procedures during the most recent reporting period; (f) the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the financial statements of the Company; and (g) any other material written communications between the independent auditor and the Company’s management.

11.	Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

12.	Review with the independent auditor any audit problems or difficulties encountered and management’s response thereto. In this regard, the audit committee must regularly review with the independent auditor (a) any audit problems or other difficulties encountered by the auditor in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (b) management’s responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

13.	Review and discuss with the independent auditor the necessity to establish an internal audit function.

14.	Review periodically, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

15.	Discuss with management and the independent auditors the Company’s guidelines and policies with respect to risk assessment and risk management. The Committee should discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

16.	Set clear hiring policies for employees or former employees of the independent auditors. At a minimum, these policies should provide that any public accounting firm may not provide audit services to the Company if the CEO, controller, CFO, chief accounting officer, or any person serving in an equivalent position for the Company was employed by the public accounting firm and participated in any capacity in the audit of the Company within one year of the initiation of the current audit.

17.	Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

18.	Prepare all Committee reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

19.	Report regularly to the full Board of Directors. In this regard, the Committee should review with the full board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

20.	The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

21.	Maintain minutes or other records of meetings and activities of the Committee.

X. Annual Performance Evaluation

     The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

XI. Limitation of Audit Committee’s Role

     With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company’s financial management as well as the independent auditors have more time, knowledge, and detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. It also is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s internal policies and procedures.

Amended and adopted on the 25th day of October, 2002 by the Board of Directors of Three-Five Systems, Inc.

By:	/s/ Jeffrey D. Buchanan

Jeffrey D. Buchanan, Secretary

THREE-FIVE SYSTEMS, INC.
2003 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of THREE-FIVE SYSTEMS, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated March 27, 2003, and hereby appoints Jack L. Saltich and Jeffrey D. Buchanan, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Stockholders of the Company, to be held on Friday, May 2, 2003, at 9:00 a.m., local time, at the Company’s corporate headquarters at 1600 North Desert Drive, Tempe, Arizona, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors; FOR the proposal to amend the Company’s amended and restated 1993 stock option plan; FOR the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of the Company; and as said proxies deem advisable on such other matters as may come before the meeting.

     A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

(Continued and to be signed and dated on the other side.)

THREE-FIVE SYSTEMS, INC. P.O. BOX 11227 NEW YORK, N.Y. 10203-0227

Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope.

☒    Votes must be indicated (x) in Black or Blue ink.

1.	ELECTION OF DIRECTORS: FOR all nominees ☐	WITHHOLD AUTHORITY to vote ☐	*EXCEPTIONS ☐
	listed below	for all nominees listed below.

Nominees:	David C. Malmberg, Jack L. Saltich, Jeffrey D. Buchanan, Thomas A. Werner, David P. Chavoustie, Murray A.
Goldman, and Henry L. Hirvela

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

2.	Proposal to amend the Company’s amended and restated 1993 stock option plan.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	Proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003.

☐ FOR ☐ AGAINST ☐ ABSTAIN

and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.

To make comments, mark here. ☐

To change your address, please mark this box. ☐

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)

Date

Share Owner sign here

Co-Owner sign here